Exhibit 4.1

AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of November 13, 2002, among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the “Borrower”); each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); and JPMORGAN CHASE BANK in its capacity as administrative agent for the lenders party to the below-referenced Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Subsidiary Guarantors, the lenders named therein and the Administrative Agent are parties to a Multi-Year Credit Agreement dated as of December 6, 2001 (as heretofore modified and supplemented and in effect on the date hereof, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $750,000,000.

The Borrower wishes to amend the Credit Agreement in certain respects and, in that connection, the Administrative Agent has been granted authority by the Required Lenders (as defined in the Credit Agreement) to execute and deliver this Amendment No. 2. Accordingly, the Obligors and the Administrative Agent on behalf of the Required Lenders, hereto hereby agree as follows:

Section 1.  Definitions.    Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Amendments.    Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.  Definitions.    Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical location:

“Amendment No. 2 Effective Date” means the date upon which the amendments provided for in Amendment No. 2 hereto shall have become effective.

2.03.  Financial Covenants.    Sections 6.12(a) and 6.12(c) of the Credit Agreement shall be amended to read in their entirety as follows:

“(a)  Consolidated Leverage Ratio.    The Borrower will not, as at any date, permit the ratio of Consolidated Total Funded Debt as at such date to Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date, to be more than the following respective amounts at any time during the following respective periods:

Period	Ratio

From Effective Date to but not including Amendment No. 2 Effective Date	3.75 to 1

From Amendment No. 2 Effective Date through last day of the fiscal quarter ending July 27, 2003	4.50 to 1

From the day immediately following last day of fiscal quarter ending July 27, 2003 through last day of fiscal quarter ending October 26, 2003	4.00 to 1

From the day immediately following last day of fiscal quarter ending October 26, 2003 and all times thereafter	3.75 to 1

Notwithstanding the foregoing, in the event that the Borrower shall incur senior unsecured or subordinated Indebtedness permitted by Section 6.01(f) during the period from and including the Amendment No. 2 Effective Date to and including the last day of the fiscal quarter ending October 26, 2003, then to the extent that the aggregate amount of such Indebtedness shall be greater than or equal to $200,000,000 but less than $300,000,000, the ratios set forth above during such period (but not thereafter) shall increase by .25 and, to the extent the amount of such Indebtedness shall be greater than or equal to $300,000,000, such ratios shall increase by .50.

(c)  Inventory and Receivables.    The Borrower will not, at any date, permit the ratio of (i) the sum of (x) at all times prior to the Security Termination Date, the aggregate amount of inventory and accounts receivable of the Borrower and the Subsidiary Guarantors subject to the Lien of the Security Agreement or (y) on and after the Security Termination Date, the aggregate amount of inventory and accounts receivable owned by the Borrower and the Subsidiary Guarantors to (ii) the aggregate Revolving Credit Exposure of the Lenders under this Agreement at such date to be less than 1.30 to 1, provided that if the Borrower shall incur senior unsecured or subordinated

Indebtedness permitted by Section 6.01(f) at any time during the period from the Amendment No. 2 Effective Date through the last day of the fiscal quarter ending October 26, 2003, and the Consolidated Total Funded Debt to Consolidated EBITDA ratio referred to in Section 6.12(a) shall be greater than 4.50 to 1 after giving effect thereto, then for the portion of such period commencing upon the incurrence of such Indebtedness through the last day of such fiscal quarter, the required amount of such ratio shall be increased to 1.50 to 1.”

Section 3.    Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 2.

Section 4.    Condition Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon (i) the execution and delivery of counterparts of this Amendment No. 2 by the Obligors and the Administrative Agent and (ii) the receipt by the Administrative Agent, for the account of each Lender that has authorized the Administrative Agent to execute and deliver this Amendment on its behalf not later than 5:00 p.m. New York City time on November 13, 2002, an amendment fee in an amount equal to 10 bps of the aggregate amount of such Lender’s Revolving Credit Exposure.

Section 5.    Miscellaneous. Except as provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the date first written above.

SMITHFIELD FOODS, INC.

By:	/s/ Michael H. Cole
Name: Michael H. Cole Title: Secretary

SUBSIDIARY GUARANTORS

CODDLE ROASTED MEATS, INC.
GWALTNEY OF SMITHFIELD, LTD.
HANCOCK’S OLD FASHIONED
  COUNTRY HAM, INC.
IOWA QUALITY MEATS, LTD.
JOHN MORRELL & CO.
LYKES MEAT GROUP, INC.
MOYER PACKING COMPANY
MURCO FOODS, INC.
NORTH SIDE FOODS CORP.
PACKERLAND PROCESSING
  COMPANY, INC.
PACKERLAND HOLDINGS, INC.
PATRICK CUDAHY INCORPORATED
PREMIUM PORK, INC.
QUIK-TO-FIX FOODS, INC.
STADLER’S COUNTRY HAMS, INC.
SUN LAND BEEF COMPANY
SUNNYLAND, INC.
THE SMITHFIELD COMPANIES, INC.
THE SMITHFIELD PACKING COMPANY,
  INCORPORATED
STEFANO FOODS, INC.
THE SMITHFIELD HAM AND PRODUCTS
COMPANY, INCORPORATED

BROWN’S OF CAROLINA LLC
CARROLL’S FOODS LLC
CARROLL’S FOODS OF VIRGINIA LLC
CENTRAL PLAINS FARMS LLC
CIRCLE FOUR LLC
MURPHY FARMS LLC
QUARTER M FARMS LLC,
each a Delaware limited liability company

By    MURPHY-BROWN LLC,
         a Delaware limited liability company,
         as a sole member of each

         By    JOHN MORRELL & CO.,
                  a Delaware corporation,
                  as its sole member

                  /s/ Michael H. Cole
                  Name: Michael H. Cole
                  Title: Secretary

By:	/s/ Michael H. Cole
Name: Michael H. Cole Title: Secretary

MURPHY-BROWN LLC, a Delaware limited liability company		GREAT LAKES CATTLE CREDIT COMPANY, LLC, a Delaware limited liability company,

By:	JOHN MORRELL & CO., a Delaware corporation, as its sole member	By:	PACKERLAND HOLDINGS, INC., a Delaware corporation, as its sole member

	/s/ Michael H. Cole		/s/ Michael H. Cole
	Name: Michael H. Cole Title: Secretary		Name: Michael H. Cole Title: Secretary

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, as Administrative Agent

By:	/s/ Martha Gurwit
Name: Martha Gurwit Title: Martha Gurwit